Exhibit 32

18 USCA §1350 Certification

We, Luke Lalonde and Gary R. Benware, do hereby certify as follows:

1.

We are the President and Chief Executive Officer and Principal Financial Officer, respectively, of SuperDirectories, Inc. (“Issuer”).

2.

The periodic report on Form 10-KSB to which this Certificate is an Exhibit, fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

3.

The periodic report on Form 10-KSB to which this Certificate is an Exhibit, fully complies with Section 13(a) or 15(d) of the Exchange Act.

Date:  December 29, 2006

/s/ Luke Lalonde

Luke Lalonde, President and

Chief Executive Officer

Date:  December 29, 2006

/s/ Gary R. Benware

Gary R. Benware

Principal Financial Officer